UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2015

diaDexus, Inc.

(Exact name of Registrant as specified in its charter)

0-26483

(Commission File Number)

Delaware	94-3236309
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification Number)

349 Oyster Point Boulevard, South San Francisco, California 94080

(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code: (650) 246-6400

N/A

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Director

On February 24, 2015, the Company announced that the Board has appointed John Curnutte, M.D., Ph.D. to serve as a member of the Board, effective February 24, 2015. Dr. Curnutte will serve on the Compensation Committee of the Board. The Company also announced that Adeoye (Oye) Olukotun, M.D. does not plan to stand for reelection at the 2015 Annual Meeting of Stockholders.

Dr. Curnutte, age 63, has served as executive vice president, research and development since February 2011 at Portola Pharmaceuticals, Inc., a biopharmaceutical company developing product candidates for thrombosis and other hematologic diseases. During this time, Portola advanced two innovative thrombosis therapies into pivotal Phase 3 programs and a novel Syk-JAK kinase inhibitor into the clinic. From April 2010 to January 2011, Dr. Curnutte served as an independent consultant. From May 2008 to March 2010, Dr. Curnutte served as the Chief Executive Officer of 3-V Biosciences, Inc., a biotechnology company. From September 2000 to May 2008, Dr. Curnutte served as president of Schering-Plough Biopharma (formerly DNAX Research Institute and now Merck Research Laboratories) where he led the drug discovery and early development efforts for biologic therapeutics. During his time with Schering-Plough, eight therapeutic entities progressed into development, including five small molecules and one gene therapy construct, in the immunology and oncology therapeutic areas. Earlier in his career, he held several senior management positions at Genentech, Inc., a biotechnology company, during which he oversaw that Company’s immunology discovery program. Prior to Genentech, Dr. Curnutte was a tenured faculty member at The Scripps Research Institute, pursuing basic and clinical research in inflammation biochemistry and the molecular genetics of congenital immune deficiencies. He is currently an adjunct clinical professor of pediatrics at Stanford University School of Medicine and a member of the medical staff, where he continues to consult on patients with primary immunodeficiencies. Dr. Curnutte received an undergraduate degree in biochemistry and molecular biology from Harvard University and an M.D. and a Ph.D. in biological chemistry from Harvard Medical School. The Company believes that Dr. Curnutte is qualified to serve as a member of the Board due to his extensive experience in the biopharmaceutical industry, together with his clinical development expertise and leadership and management experience of other biopharmaceutical companies.

There are no family relationships between Dr. Curnutte and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a).

A copy of the press release announcing the appointment of Dr. Curnutte to the Board is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release titled “diaDexus, Inc. Announces Appointment of John Curnutte, M.D., Ph.D. to its Board of Directors” dated February 24, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

diaDexus, Inc.

Date: March 1, 2015	By:	/s/ Lori Rafield
Lori Rafield, Ph.D., Interim Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release titled “diaDexus, Inc. Announces Appointment of John Curnutte, M.D., Ph.D. to its Board of Directors” dated February 24, 2015.